Exhibit 3

We have embarked in an extensive reshaping of our organization
•
Increasing accountability and responsibility at the operating level
•
Shifting important functions from corporate headquarters to operations
The organizational changes announced two weeks ago are the initial elements of what we intend to be a far reaching transformation
The new members of our Executive Committee and newly assigned country managers will improve our ability to create value in our key markets
Transformation process expected to result in a recurring improvement of US$400 million in our steady state EBITDA generation, to be fully realized by the end of next year
Transformation process

1Q11 results highlights
January – March First Quarter
Millions of US dollars
2011 2010 % var
l-t-l
% var
2011 2010 % var
l-t-l
% var
Net sales 3,384 3,043 11% 9% 3,384 3,043 11% 9%
Gross profit 963 820 17% 14% 963 820 17% 14%
Operating income 172 148 16% 11% 172 148 16% 11%
Operating EBITDA 519 515 1% (2%) 519 515 1% (2%)
Free cash flow after
maintenance capex
(317) (171) (85%) (317) (171) (85%)
Seventh consecutive quarter of consistent top-line recovery
Infrastructure and housing were the main drivers of demand for our products

3M11 vs. 3M10	1Q11 vs. 1Q10	1Q11 vs. 4Q10
Domestic gray cement	Volume (l-t-l[1])	3%	3%	(3%)
	Price (USD)	3%	3%	4%
	Price (l-t-l[1])	1%	1%	3%
Ready mix	Volume (l-t-l[1])	14%	14%	(6%)
	Price (USD)	5%	5%	6%
	Price (l-t-l[1])	2%	2%	4%
Aggregates	Volume (l-t-l[1])	10%	10%	(9%)
	Price (USD)	9%	9%	14%
	Price (l-t-l[1])	7%	7%	12%

Consolidated volumes and prices
Consolidated domestic gray cement and aggregates volumes showed growth for the first time since 1Q07
Consolidated volumes positively affected by favorable weather conditions in Europe
Positive pricing dynamics during the quarter
1
Like-to-like prices adjusted for investments/divestments and, in the case of prices, foreign-exchange fluctuations

Seventh consecutive quarter of consistent top-line recovery
Positive pricing and volume dynamics during the quarter
•
Consolidated domestic gray cement and aggregates volumes showed growth for the first time since 1Q07
Elimination of refinancing risk until December 2013
Achieved one fourth of  the savings under our US$250 million EBITDA-
enhancing program
Continue to achieve higher alternative fuel utilization rates
•
New more ambitious target of 35% substitution rate by 2015
On track to achieve a 25% reduction in specific CO
2
emissions by 2015
from 1990 levels
1Q11 achievements

April 2011 Regional Highlights

Mexico
Millions of
US dollars
3M11 3M10 % var l-t-l % var  1Q11 1Q10 % var l-t-l % var
Net Sales 842 742 14% 7% 842 742 14% 7%
Op. EBITDA 292 258 13% 7% 292 258 13% 7%
as % sales 34.6% 34.8% (0.2pp) 34.6% 34.8% (0.2pp)
Volume
3M11 vs.
3M10
1Q11 vs.
1Q10
1Q11 vs.
4Q10
Cement 1% 1% (5%)
Ready mix 16% 16% (14%)
Aggregates 8% 8% (27%)
Price (LC)
3M11 vs.
3M10
1Q11 vs.
1Q10
1Q11 vs.
4Q10
Cement 5% 5% 4%
Ready mix 6% 6% 2%
Aggregates 12% 12% 9%
Infrastructure was main driver of
consumption for our products
Investment in formal residential sector
to be driven by increased commercial
lending
Self-construction sector to benefit from
increased employment and remittances
Industrial-and-commercial sector
expected to grow in line with the
economy

United States
Millions of
US dollars
3M11 3M10 % var l-t-l % var  1Q11 1Q10 % var l-t-l % var
Net Sales 507 552 (8%) (8%) 507 552 (8%) (8%)
Op. EBITDA (48) (23) (105%) (105%) (48) (23) (105%) (105%)
as % sales (9.5%) (4.2%) (5.3pp) (9.5%) (4.2%) (5.3pp)
Volume
3M11 vs.
3M10
1Q11 vs.
1Q10
1Q11 vs.
4Q10
Cement (4%) (4%) (13%)
Ready mix (10%) (10%) (5%)
Aggregates (11%) (11%) (9%)
Price (LC)
1
3M11 vs.
3M10
1Q11 vs.
1Q10
1Q11 vs.
4Q10
Cement (3%) (3%) 1%
Ready mix (0%) (0%) 0%
Aggregates 5% 5% 2%
Volumes reflect continued delay in
residential recovery and bad weather
conditions
Streets and highways spending up 9%
during the first two months of 2011
Decline of industrial-and-commercial
spending moderating

Europe
Millions of
US dollars
3M11 3M10 % var l-t-l % var  1Q11 1Q10 % var l-t-l % var
Net Sales 1,171 947 24% 21% 1,171 947 24% 21%
Op. EBITDA 50 (1) N/A N/A 50 (1) N/A N/A
as % sales 4.2% (0.1%) N/A 4.2% (0.1%) N/A
Volume
3M11 vs.
3M10
1Q11 vs.
1Q10
1Q11 vs.
4Q10
Cement 25% 25% (6%)
Ready mix 29% 29% 1%
Aggregates 21% 21% (5%)
Price (LC)
¹ 3M11 vs.
3M10
1Q11 vs.
1Q10
1Q11 vs.
4Q10
Cement (3%) (3%) 3%
Ready mix 0% 0% 5%
Aggregates 2% 2% 9%
Favorable weather conditions drove
quarterly volumes for all our products
The residential sector was main driver
of demand in the region
Recovery in the region to be driven by
ongoing projects in Western Europe
and increase in permits from the
residential and industrial-and-
commercial sectors
1
Volume-weighted, local-currency average prices

South/Central America and the Caribbean
Millions of
US dollars
3M11 3M10 % var l-t-l % var  1Q11 1Q10 % var l-t-l % var
Net Sales 396 367 8% 7% 396 367 8% 7%
Op. EBITDA 117 126 (8%) (9%) 117 126 (8%) (9%)
as % sales 29.4% 34.4% (5.0pp) 29.4% 34.4% (5.0pp)
Volume
3M11 vs.
3M10
1Q11 vs.
1Q10
1Q11 vs.
4Q10
Cement 4% 4% 7%
Ready mix 8% 8% 2%
Aggregates 35% 35% 43%
Price (LC)
¹ 3M11 vs.
3M10
1Q11 vs.
1Q10
1Q11 vs.
4Q10
Cement 1% 1% 2%
Ready mix 2% 2% 1%
Aggregates (5%) (5%) 8%
Increased cement consumption in
Panama, Guatemala, Nicaragua, and
the Caribbean
Colombian volumes affected by adverse
weather conditions and transportation
strike during February
Significant infrastructure rebuilding
investment expected in Colombia,
Costa Rica, and Guatemala after
devastation by torrential rainfall in late
2010
1
Volume-weighted, local-currency average prices

Africa and Middle East
Millions of
US dollars
3M11 3M10 % var l-t-l % var  1Q11 1Q10 % var l-t-l % var
Net Sales 248 264 (6%) (3%) 248 264 (6%) (3%)
Op. EBITDA 80 83 (4%) 1% 80 83 (4%) 1%
as % sales 32.2% 31.7% 0.5pp 32.2% 31.7% 0.5pp
Volume
3M11 vs.
3M10
1Q11 vs.
1Q10
1Q11 vs.
4Q10
Cement (7%) (7%) (1%)
Ready mix 9% 9% (7%)
Aggregates 1% 1% (8%)
Price (LC)
¹ 3M11 vs.
3M10
1Q11 vs.
1Q10
1Q11 vs.
4Q10
Cement (2%) (2%) (1%)
Ready mix (1%) (1%) 1%
Aggregates 4% 4% 6%
Political unrest in Egypt affected our
cement volumes
Ready-mix volumes driven by our Israeli
operations
Construction in Egypt will depend on
the success of the political transition
and the configuration of the new
political structure
1
Volume-weighted, local-currency average prices

Asia
Millions of
US dollars
3M11 3M10 % var l-t-l % var  1Q11 1Q10 % var l-t-l % var
Net Sales 122 125 (2%) (7%) 122 125 (2%) (7%)
Op. EBITDA 21 33 (36%) (38%) 21 33 (36%) (38%)
as % sales 17.4% 26.5% (9.1pp) 17.4% 26.5% (9.1pp)
Volume
3M11 vs.
3M10
1Q11 vs.
1Q10
1Q11 vs.
4Q10
Cement (5%) (5%) 12%
Ready mix 2% 2% (27%)
Aggregates 5% 5% (14%)
Price (LC)
¹ 3M11 vs.
3M10
1Q11 vs.
1Q10
1Q11 vs.
4Q10
Cement (4%) (4%) (1%)
Ready mix 7% 7% 6%
Aggregates 2% 2% 6%
Decrease in cement volumes driven
mainly by decline in the Philippines
Performance in the Philippines affected
delay in release of government budget
funds, postponement in the approval of
PPP projects, and adverse weather
1
Volume-weighted, local-currency average prices

April 2011 1Q11 Results

Operating EBITDA, cost of sales and SG&A
January – March First Quarter
Millions of US dollars
2011 2010 % var
l-t-l
% var
2011 2010 % var
l-t-l
% var
Net sales 3,384 3,043 11% 9% 3,384 3,043 11% 9%
Operating EBITDA 519 515 1% (2%) 519 515 1% (2%)
as % sales 15.3% 16.9% (1.6pp) 15.3% 16.9% (1.6pp)
Cost of sales 2,421 2,223 9% 2,421 2,223 9%
as % sales 71.5% 73.1% (1.5pp) 71.5% 73.1% (1.5pp)
SG&A 791 671 18% 791 671 18%
as % sales 23.4% 22.1% 1.3pp 23.4% 22.1% 1.3pp
Operating EBITDA margin affected by product mix and higher distribution costs
Kiln fuels and electricity cost, on a per-ton-of-cement-produced basis, increased by 17% during
1Q11

Free cash flow
January – March First Quarter
Millions of US dollars 2011 2010 % var 2011 2010 % var
Operating EBITDA 519 515 1% 519 515 1%
Net Financial Expense 304 275 304 275
Maintenance Capex 23 28 23 28
Change in Working Cap 433 328 433 328
Taxes Paid 67 50 67 50
Other Cash Items (net) 8 6 8 6
Free Cash Flow after Maint.Capex (317) (171) (85%) (317) (171) (85%)
Expansion Capex 13 27 13 27
Free Cash Flow (329) (198) (66%) (329) (198) (66%)
Higher investment in working capital in the quarter mainly a result of increase in receivables due to higher sales

Other expenses, net, of US$76 million during the quarter due mainly to amortization of fees related to early redemption of debt and severance payments
Exchange gain for the quarter of US$109 million resulting mainly from the appreciation of the euro and the Mexican peso versus the U.S. dollar
Gain on financial instruments for the quarter was a loss of US$44 million resulting mainly from the equity derivatives related to CEMEX shares
Other income statement items

April 2011 Debt information

Continue to reduce our refinancing risk
•
Refinanced close to US$3.5 billion dollars year to date, addressing all maturities under Financing Agreement until December 2013
•
Have paid about US$7.5 billion under the Financing Agreement since August
2009, or about 50% of the original balance outstanding
Avoid incremental costs in our financial expense line
•
With prepayments and issuance of convertibles done year to date, avoided an increase of 150bps in the Financing Agreement’s annual interest rate
Increase margin of compliance under our financial covenants
Three pillars of our 2011 financial strategy

10,000
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
2011
2012
2013
2014
2015
2016
2017
2018
≥2019

Consolidated debt maturity profile proforma¹
Fixed Income
Financing Agreement
Other bank / WC debt
Convertible Subordinated Notes
Certificados Bursátiles
Total debt excluding perpetual debentures as of March 31, 2011 proforma¹
US$ 17,061 million
66
390
8,262
1,432
709
762
1,356
2,558
1,527
1
Includes Floating Rate Notes due 2015 issued in April 2011 and prepayment to the Financing Agreement  with its proceeds
Millions of
US dollars

This presentation contains certain forward-looking statements and information relating to CEMEX, S.A.B.
de C.V. and its subsidiaries (collectively,
“CEMEX”)
that are based on its knowledge of present facts,
expectations and projections, circumstances and assumptions about future events. Many factors could cause the actual results, performance or achievements of CEMEX to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in general economic, political, governmental, and business conditions globally and in the countries in which CEMEX operates, CEMEX’s ability to comply with the terms and obligations of the financing agreement entered into with major creditors and other debt agreements, changes in interest rates, changes in inflation rates, changes in exchange rates, the cyclical activity of construction sector generally, changes in cement demand and prices, CEMEX’s ability to benefit from government economic stimulus plans, changes in raw material and energy prices, changes in business strategy, changes in the prevailing regulatory framework, natural disasters and other unforeseen events and various other factors.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or targeted.  Forward-looking statements are made as of the date hereof, and CEMEX does not intend, nor is it obligated, to update these forward-looking statements, whether as a result of new information, future events or otherwise.
UNLESS OTHERWISE NOTED, ALL FIGURES  ARE PRESENTED IN DOLLARS,
BASED ON OUR MEXICAN FRS FINANCIAL STATEMENTS
Copyright CEMEX, S.A.B. de C.V. and its subsidiaries.

Forward looking information

April 2011 Appendix

Additional information on debt and perpetual notes
First Quarter Fourth Quarter
2011 2010 % Var. 2010
Millions of US dollars
Total debt 17,059 16,472 4%
16,409
Short-term 0% 5%
3%
Long-term 100% 95%
97%
Perpetual notes 1,172 2,986 (61%)
1,320
Cash and cash equivalents 656 1,467 (55%)
676
Net debt plus perpetual notes 17,575 17,991 (2%)
17,053
Consolidated Funded Debt / EBITDA
2
6.93 N/A
7.43
Interest Coverage
2
1.96 N/A
1.95
1
Excluding perpetual notes.
2
Starting in the second quarter of 2010, calculated in accordance with our contractual obligations under our Financing Agreement.
Interest rate
1
Fixed
51%
Variabl
e
49%
Currency denomination
1
U.S.
dollar
73%
Euro
23%
Mexican
peso
4%

Domestic gray cement 1Q11 vs. 1Q10			Ready mix 1Q11 vs. 1Q10			Aggregates 1Q11 vs. 1Q10		
	Volumes	Prices (USD)	Prices (LC)	Volumes	Prices (USD)	Prices (LC)	Volumes	Prices (USD)	Prices (LC)
Mexico	1%	11%	5%	16%	12%	6%	8%	18%	12%
U.S.	(4%)	(3%)	(3%)	(10%)	0%	0%	(6%)[1]	4%	4%
Spain	5%	(3%)	(5%)	16%	(6%)	(7%)	(1%)	7%	5%
UK	20%	6%	2%	30%	5%	1%	16%	5%	1%
France	N/A	N/A	N/A	29%	2%	0%	24%	5%	3%
Germany	60%	(1%)	(4%)	39%	2%	0%	46%	1%	(1%)
Poland	53%	1%	0%	71%	10%	8%	31%	32%	30%
Colombia	(2%)	5%	1%	15%	7%	3%	2%	(7%)	(11%)
Egypt	(6%)	(9%)	(2%)	(26%)	(9%)	(2%)	(28%)	(20%)	(14%)
Philippines	(12%)	1%	(4%)	N/A	N/A	N/A	N/A	N/A	N/A

23 1Q11 volume and price summary: Selected countries 1 On a like-to-like basis for the ongoing operations

3M11 / 3M10: results for the three months of the years 2011 and 2010, respectively.
Cement: When providing cement volume variations, refers to domestic gray cement operations (starting in 2Q10, the base for reported cement volumes changed from total domestic cement including clinker to domestic gray cement)
Expansion capital expenditures: consist of expansion spending on our cement, ready-mix, and other core businesses in existing markets
LC: Local currency
Like-to-like percentage variation (l-t-l % var): Percentage variations adjusted for investments/divestments and currency fluctuations
Maintenance capital expenditures: consist of maintenance spending on our cement, ready-mix, and other businesses in existing markets
Operating EBITDA: Operating income plus depreciation and operating amortization
pp: percentage points
Definitions

25 Contact information